UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 25, 2011

RELM Wireless Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (321) 984-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 25, 2011, RELM Wireless Corporation (the “Registrant”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  Matters voted on by stockholders at the Annual Meeting were (i) the election of seven (7) directors to the Registrant’s Board of Directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) an advisory (non-binding) vote on the compensation of the Registrant’s named executive officers and (iii) an advisory (non-binding) vote on whether an advisory vote on the compensation of the Registrant’s named executive officers should occur every year, every other year or every three years.  The tabulation of votes for each matter is as follows:

(i) The election of seven (7) directors:

	For	Against	Broker Non-Votes*
George N. Benjamin, III	6,161,135	791,219	6,556,461
David P. Storey	6,692,401	259,953	6,556,461
Donald F. U. Goebert	5,691,364	1,260,990	6,556,461
Randolph K. Piechocki	6,168,193	784,161	6,556,461
Timothy W. O’Neil	6,166,581	785,773	6,556,461
Warren N. Romine	6,166,912	785,442	6,556,461
John Wellhausen	6,261,182	691,172	6,556,461

(ii) Approval, on an advisory basis, of the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-Votes*
6,046,566	329,385	576,403	6,556,461

(iii) Recommended frequency of every three years for holding future advisory votes on the compensation of the Registrant’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes*
1,348,397	211,097	4,619,691	773,168	6,556,462

*Estimate

In light of the voting results with respect to the frequency of advisory votes on the compensation of the Registrant’s named executive officers, the Registrant’s board of directors has adopted a policy to hold an advisory vote on the compensation of its named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

Date: May 27, 2011	By:	/s/William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer